As filed with the Securities and Exchange Commission on June 25, 1997
                                                Registration No. 333- __________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------

                             THE WISER OIL COMPANY
            (Exact name of registrant as specified in its charter)

              Delaware                                   55-0522128
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)

      8115 Preston Road, Suite 400
             Dallas, Texas                                   75225
(Address of Principal Executive Offices)                   (Zip Code)

                           -------------------------

                THE WISER OIL COMPANY 1991 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                           -------------------------

         Andrew J. Shoup, Jr.                                Copy to:
 President and Chief Executive Officer                   Paul M. Johnston
         The Wiser Oil Company                          Thompson & Knight,
           8115 Preston Road                        A Professional Corporation
               Suite 400                         1700 Pacific Avenue, Suite 3300
         Dallas, Texas  75225                          Dallas, Texas  75201
(Name and address of agent for service)                   (214) 969-1700

            (214) 265-0080
     (Telephone number, including
   area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------
                                    Proposed
Title of                             Amount      Proposed maximum      Amount
securities        Amount             maximum         aggregate           of
  to be           to be           offering price     offering        registration
registered      registered (1)    per share (2)      price (2)          fee
-----------------------------------------------------------------------------------
Common Stock      600,000            $17.8125        $10,687,500       $3,238.64
par value $3.00   shares
per share
-----------------------------------------------------------------------------------

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($17-13/16) as reported in the consolidated reporting system on June 25, 1997.

(3) This registration statement also covers an equal number of preferred stock purchase rights pursuant to The Wiser Oil Company's Rights Agreement, which rights will be transferable only with related shares of Common Stock.

Documents Incorporated by Reference
-----------------------------------

          The contents of the Registration Statements (the "Prior Registration Statements") of The Wiser Oil Company (the "Registrant") on Form S-8, Registration No. 33-44171 and 33-62441, filed with the Securities and Exchange Commission on November 25, 1991 and September 8, 1995, respectively, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

          All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendment to Plan
-----------------

          As of October 11, 1996, the Board of Directors of the Registrant adopted an amendment to the Registrant's 1991 Stock Incentive Plan (the "Plan") that increased from 600,000 to 1,200,000 the aggregate number of shares of the Registrant's Common Stock, par value $3.00 per share, reserved for issuance under the Plan. This amendment was approved by the stockholders of the Registrant on May 19, 1997.

Exhibits
--------

          In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement:

          4.1   The Wiser Oil Company 1991 Stock Incentive Plan, as amended.

          5.1   Opinion of Thompson & Knight, A Professional Corporation.

          23.1 Consent of Arthur Andersen, L.L.P., independent public accountants, to incorporation of report by reference.

          23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion, filed herewith as Exhibit 5.1).

          24.1 Power of Attorney (included on signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 25th day of June, 1997.

                                      THE WISER OIL COMPANY


                                     By: /s/ ANDREW J. SHOUP, JR.
                                          -----------------------------------
                                          Andrew J. Shoup, Jr.,
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Andrew J. Shoup, Jr. and Lawrence J. Finn, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.



   Signature                                 Capacity                   Date
   ---------                                 --------                   ----

/s/ ANDREW J. SHOUP, JR.      President, Chief Executive Officer,
----------------------------  and Director                         June 25, 1997
Andrew J. Shoup, Jr.

/s/ PAUL D. NEUENSCHWANDER    Director                             June 25, 1997
----------------------------
Paul D. Neuenschwander

/s/ C. FRAYER KIMBALL, III    Director                             June 25, 1997
----------------------------
C. Frayer Kimball, III

/s/ HOWARD G. HAMILTON        Director                             June 25, 1997
----------------------------
Howard G. Hamilton

/s/ A. W. SCHENCK, III        Director                             June 25, 1997
----------------------------
A. W. Schenck, III

/s/ JOHN W. CUSHING, III      Director                             June 25, 1997
----------------------------
John W. Cushing, III

/s/ LORNE H. LARSON           Director                             June 25, 1997
----------------------------
Lorne H. Larson

/s/ JON L. MOSLE, JR.         Director                             June 25, 1997
----------------------------
Jon L. Mosle, Jr.

/s/ LAWRENCE J. FINN          Vice President Finance and Chief     June 25, 1997
----------------------------  Financial Officer (principal financial
Lawrence J. Finn              and accounting officer)

                               INDEX TO EXHIBITS


Exhibit Number                              Exhibit
--------------                              -------

     4.1         The Wiser Oil Company 1991 Stock Incentive Plan, as amended.
     5.1         Opinion of Thompson & Knight, A Professional Corporation.
     23.1 Consent of Arthur Andersen, L.L.P., independent accountants, to incorporation of report by reference.
     23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).
     24.1 Power of Attorney (included on signature page of this Registration Statement).